EXHIBIT 11


                          DOCUCON, INCORPORATED


                    COMPUTATION OF EARNINGS PER SHARE

                               (Unaudited)


                                           Three Months                 Six Months
                                           Ended June 30               Ended June 30
                                     --------------------------  --------------------------
                                          2000          1999         2000          1999
                                     -------------  -----------  ------------   -----------
COMPUTATION OF BASIC EARNINGS (LOSS)
PER SHARE:
  Net loss from continuing             $ (279,731)  $ (357,768)   $  (784,032)  $   (781,569)
   operations
  Preferred stock dividend
   requirements                              4,813       4,813          9,625          9,625
                                       -----------  ----------     ----------   ------------


  Net loss from continuing operations
     applicable to common stockholders    (284,544)   (362,581)     (793,657)       (791,194)
   Net earnings (loss) from
     discontinued operations             3,566,775    (341,140)     3,060,268     (1,056,282)
                                       -----------  ----------     ----------   ------------

   Net income (loss) applicable to
     common stockholders               $ 3,282,231  $ (703,721)    $2,266,611   $ (1,847,476)
                                       ===========  ==========     ==========   ============

WEIGHTED AVERAGE NUMBER OF SHARES OF
  COMMON STOCK OUTSTANDING              3,558,218    3,327,633      3,516,918      3,315,654
                                       ==========   ==========     ==========   ============

BASIC LOSS FROM CONTINUING
 OPERATIONS PER COMMON SHARE           $     (.08)  $     (.11)    $     (.23)  $      (.24)

BASIC EARNINGS (LOSS) FROM
 DISCONTINUED OPERATIONS PER COMMON           1.00        (.10)           .87          (.32)
  SHARE                                -----------  ----------     ----------   -----------

BASIC EARNINGS (LOSS) PER COMMON       $       .92  $     (.21)    $      .64   $      (.56)
 SHARE                                 ===========  ==========     ==========   ===========

COMPUTATION OF DILUTED EARNINGS
 (LOSS) PER SHARE:
   Net loss from continuing operations
                                       $ (279,731)  $ (357,768)    $ (784,032)  $   (781,569)
   Preferred stock dividend                 4,813        4,813          9,625          9,625
    requirements
   Preferred stock dividends not
    incurred upon assumed conversion
     of preferred stock                    (4,813)      (4,813)        (9,625)        (9,625)
                                      -----------   ----------     ----------   ------------


   Net loss from continuing operations
    applicable to common stockholders
     used for computation
                                         (279,731)    (357,768)      (784,032)     (781,569)
   Net earnings (loss) from
    discontinued operations             3,566,775     (341,140)     3,060,268    (1,056,282)
                                      -----------   ----------     ----------   -----------


   Net income (loss) applicable to
    common stockholders used for      $ 3,287,044   $ (698,908)    $2,276,236   $(1,837,851)
     computation                      ===========   ==========     ==========   ============

   Weighted average number of shares
    of common stock outstanding         3,558,218    3,327,633      3,516,918      3,315,654

   Weighted average incremental shares
    outstanding upon assumed conversion
     of options and warrants
                                           55,971          112        110,203            389

   Weighted average incremental shares
    outstanding upon assumed conversion
     of the preferred stock                58,331       58,331         58,331         58,331
                                      -----------   ----------     ----------   ------------

WEIGHTED AVERAGE NUMBER OF SHARES OF
 COMMON STOCK AND COMMON STOCK
 EQUIVALENTS OUTSTANDING USED FOR
 COMPUTATION                             3,672,520    3,386,076     3,685,452      3,374,374
                                      ============   ==========    ==========   ============

DILUTED LOSS FROM CONTINUING
 OPERATIONS PER COMMON SHARE AND
 COMMON SHARE EQUIVALENTS             $       (.08)  $     (.11)   $     (.21)  $       (.23)

DILUTED EARNINGS (LOSS) FROM
 DISCONTINUED OPERATIONS PER COMMON
  SHARE AND COMMON SHARE EQUIVALENTS           .97         (.10)           83           (.31)
                                      ------------   ----------    ----------    -----------

DILUTED EARNINGS (LOSS) PER COMMON
 SHARE AND COMMON SHARE EQUIVALENTS   $        .89(a) $    (.21)(a)$      .62(a) $      (.54)(a)
                                      ============    =========    ==========    ===========


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     (a)  This calculation is submitted in accordance with Item 601(b)(11)
          of Regulation S-K although it is not required by SFAS No. 128 because it is antidilutive.